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                                                                      EXHIBIT 23


                        [RYDER SCOTT COMPANY LETTERHEAD]



                      CONSENT OF RYDER SCOTT COMPANY, L.P.


         We consent to the use on the Form 10-KSB of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-KSB and to any reference made to us on Form 10-KSB as a result of such incorporation.


                                            Very truly yours,

                                            /s/ RYDER SCOTT COMPANY, L.P.
                                            RYDER SCOTT COMPANY, L.P.


Denver, Colorado
March 20, 2000